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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports for BridgeStreet Accommodations, Inc. dated April 10, 1997, for Temporary Corporate Housing Columbus, Inc. dated February 28, 1997, for Corporate Lodgings, Inc. dated February 28, 1997, for Exclusive Interim Properties, Ltd. dated March 11, 1997, and for Home Again, Inc. dated March 21, 1997, included in the previously-filed Registration Statement on Form S-1 (No. 333-26647).


                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
October 9, 1997